UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Avenue, Orlando, Florida 32801

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: 407-650-1000

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On March 27, 2015, Joseph T. Johnson tendered his resignation as senior vice president, chief financial officer and treasurer of CNL Lifestyle Properties, Inc. (the “Company”), effective as of May 1, 2015. There is no disagreement between Mr. Johnson and the Company on any matter relating to the Company’s financial condition or financial reporting.

(b) Effective upon Mr. Johnson’s departure, the Board of Directors has appointed Tammy J. Tipton as chief financial officer and treasurer of the Company. Ms. Tipton, age 54, has served CNL Financial Group as senior vice president since October 2011 and as group chief financial officer since January 2014. In this position, Ms. Tipton oversees the accounting, reporting, planning, budgeting, payroll, and purchasing functions for CNL Financial Group and its affiliates, platform-wide. Ms. Tipton also serves as chief financial officer of CNL Growth Properties, Inc. and Global Income Trust, Inc. Ms. Tipton previously served as senior vice president of CNL Financial Group from 2002 to December 2011. Ms. Tipton has served in a variety of other finance and accounting roles for CNL Financial Group since joining the company in 1987. These roles include regulatory reporting for 20 public entities and the accounting, reporting, and servicing for approximately 30 public and private real estate programs. Ms. Tipton earned a B.S. in accounting from the University of Central Florida. She is also a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015	CNL LIFESTYLE PROPERTIES, INC.

	By:	/s/ Stephen H. Mauldin
	Name:	Stephen H. Mauldin
	Title:	Chief Executive Officer and President